UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Acasys Capital, INC.

(Exact name of registrant as specified in its charter)

Date: July 13, 2018

Delaware	8742	32-0542274
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

 Units 402 & 403 Galleria Corporate Center,

EDSA Cor. Ortigas Avenue,

Quezon City 1110 Philippines

Telephone: (+632) 997 6637

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	59,720,000	$0.01	$597,200	$74.35

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Acasys Capital, INC.

59,720,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Acasys Capital, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. We are not a blank check company and do not have plans to engage in a future merger nor do we intend to be acquired by another company or individual for the foreseeable future.

In this public offering we, “Acasys Capital, Inc.” are offering 49,800,000 shares of our common stock and our selling shareholders are offering 9,920,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our President, Hatadi Shapiro Supaat. Mr. Supaat is deemed to be an underwriter of this offering. Our selling shareholders are also deemed to be underwriters in this offering. Mr. Supaat will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company and the selling shareholders will be sold at a fixed price of $0.01 per share for the duration of the Offering. Assuming all of the 49,800,000 shares being offered by the Company are sold, the Company will receive $498,000 in gross proceeds. Assuming 37,350,000 shares (75%) being offered by the Company are sold, the Company will receive $373,500 in gross proceeds. Assuming 24,900,000 shares (50%) being offered by the Company are sold, the Company will receive $249,000 in gross proceeds. Assuming 12,450,000 shares (25%) being offered by the Company are sold, the Company will receive $124,500 in gross proceeds. The Company is of the belief that we require the entire $498,000 we are attempting to raise in this offering in order to fully implement our business plan. In the event we are unable to acquire the full amount, then we would be forced to decrease and/or alter our planned business operations accordingly. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

In their audit report dated August 16, 2017, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.01	Not applicable	$0.01
Minimum Purchase	None	Not applicable	Not applicable
Total (49,800,000 shares)	$498,000	Not applicable	$498,000

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY SELLING SHAREHOLDERS	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.01	Not applicable	$ Not applicable
Minimum Purchase	None	Not applicable	Not applicable
Total (9,920,000 shares)	$99,200	Not applicable	$ Not applicable

Currently, Mr. Supaat owns approximately 61.00% of the voting power of our outstanding capital stock. If all the shares being offered herein by the Company and selling shareholders are sold, our President and Director, Mr. Supaat, will own approximately 55.09% of the voting power of our outstanding capital stock.

*Hatadi Shapiro Supaat will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Supaat’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Supaat’s shares, they will be sold at a fixed price of $0.01 for the duration of the offering. Please note that at this time Mr. Supaat intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Supaat will decide whether shares are being sold by the Company or on his own behalf.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $31,574. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company’s Officers and Directors. There has been no public trading market for the common stock of Acasys Capital, Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is July 13, 2018

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through October 31, 2018 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as  underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

 In this Prospectus, ‘‘Acasys Capital,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Acasys Capital, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending June 30th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the financial statements, before making an investment decision.

The Company

Acasys Capital, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on May 22, 2017.

The Company’s primary focus is to offer consulting services with a secondary focus upon making investments.

Our principal executive offices are located at Units 402 & 403 Galleria Corporate Center,EDSA Cor. Ortigas Avenue,Quezon City 1110 Philippines. Our phone number is (+632) 997 6637.

We believe we need to raise $498,000 to fully execute our business plan over the next 12 months to increase our current level of operations. The funds raised in this offering, even assuming we sell all the shares being offered herein, may be insufficient to carry out our intended expansion plans.

The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $31,574.35, are being paid for by the Company’s officers and directors.

In their audit report dated August 16, 2017, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business due to adverse financial conditions.   These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency and negative cash flow from operating activities.

Note: Our controlling shareholder, officer, and director Hatadi Shapiro Supaat is and was an officer, director, and controlling shareholder of British Cambridge, Inc. a Delaware Company. British Cambridge, Inc. was initially started as a company offering an educational platform, and subsequently changed its business operations to consulting services. The controlling shareholder(s), officer, and directors of British Cambridge, Inc., decided that it would be preferable to create a business that has been, since inception, solely focused upon consulting services. As a result, British Cambridge, Inc. has gone dormant and Acasys Capital, Inc., a Delaware Company was created by the controlling shareholder of British Cambridge, Inc., Hatadi Shapiro Supaat. The existing shareholders of British Cambridge, Inc. were given the option of a refund of their entire investment that they made in British Cambridge Inc., or the option to do nothing at all and remain an investor in British Cambridge, Inc., despite knowing that there are no future plans for British Cambridge, Inc. British Cambridge, Inc. did not provide an expiration on the timeline investors have to make a decision as to how they would like to proceed.

British Cambridge, Inc. had never consummated any contracts or agreements pertaining to its proposed consulting services it sought to carry out. Upon creation of Acasys Capital, Inc., British Cambridge, Inc., has ceased any operations and went dormant. We, Acasys Capital, Inc., intend to carry out the consulting services that British Cambridge, Inc. previously sought to carry out regarding assisting businesses with services relating to going public on the OTC Marketplace. It should be noted however, we also intend to offer supplementary services as detailed below under “Business Information.”

Our Offering

We have authorized capital stock consisting of 3,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 30,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 498,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 59,720,000 shares. These shares represent 49,800,000 additional shares of common stock to be issued by us and 9,920,000 shares of common stock by our selling stockholders. We may endeavor to sell all 49,800,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.01 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.01 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Supaat will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Supaat will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Supaat’s shares, they will be sold at a fixed price of $0.01 for the duration of the offering.

*Mr. Supaat will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Supaat’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Supaat intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Supaat will decide whether shares are being sold by the Company or on his own behalf.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

49,800,000 shares of common stock, at a fixed price of $0.01 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	9,920,000 shares of common stock, at a fixed price of $0.01 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.01 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	498,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	547,800,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.01.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.01 per share for the duration of the offering.

Use of Proceeds	We intend to use the majority of the proceeds from this offering to market our consulting services, for working capital, to make future unidentified acquisitions to grow our business, and to hire more staff.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 59,720,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our President, Hatadi Shapiro Supaat will sell the 49,800,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $31,574.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

If all the shares being offered herein by the Company and selling shareholders are sold, our President and Director, Mr. Supaat, will own approximately 55.09% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We have a limited operating history.

We have a limited operating history and do not have a meaningful historical record of sales and revenues nor do we have an established business track record. While we believe that we have the opportunity to be successful in the consultation industry, there can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to achieve any significant levels of revenues or net income.

Due to the fact that we have entered into a highly competitive industry, and we will be competing against companies with greater resources and an established network, we may have a difficult time penetrating the market.

Our competitors have been in the consultation business for far longer than we have. They also have an existing client base, relevant company history, greater capital resources, an established brand, and any number of other factors. We may have a difficult time gaining the market share we are seeking. We will need to devote significant effort in the future to ensure that we can compete with established competitors successfully, and that we can generate and retain clients when competing against these other companies. In the event that we are not able to compete successfully, we may be forced to change our business plan and or scale down our operations.

Our officers and directors do not have experience in the consulting and investment industries.

While it is the belief of the Company that we can succeed in the consulting and investment industries, our officers and directors do not have any relevant experience in these industries. As such, they do not have the industry expertise of individuals who have a clear track record of involvement in the industry. It is possible that our Company may not succeed based on the lack of experience of our officer and directors, in which case any investors may lose all, or part, of their investment.

The economy of the Philippines in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development and expansion of the consulting industry in the Philippines, which in turn depends upon the continuing growth of the economy of the Philippines in general, as well as product and service providers. We cannot assure you, however, that the Philippines consulting industry will grow in the future. Any number of financial, political, cultural, or market factors could significantly alter the Philippines economy to the extent that we could face unexpectedly alter our business prospects.

Any investments we make, as a company, are speculative at this time, however, if we should make an investment then we cannot, at this time, accurately predict the outcome of such an investment.

As a secondary focus to our consulting activities, we have the intention to seek out investment opportunities in companies across several industries with strong management, strong growth, and public listing potential. Our focus are companies that share our commitment to advancing social good at the pace and scale we believe the world needs today. However, these plans are not fully developed and are speculative in nature. As such, we cannot state that any investments we make in the future will return our investment to the level we will anticipate at the time. In the event that our potential future investments are not as profitable as we foresee, then the material results of our business operations may suffer.

Our Professional reputation is critical to our business, and any harm to our reputation could decrease the amount of business we can acquire, which could have a material adverse effect on our future revenue and growth prospects.

Our reputation and our relationships with our future clients is a key factor in growing our revenue and increasing the number of consulting contracts we can consummate. Negative press reports regarding poor contract performance, employee misconduct, dissatisfied clients, or any number of negative events could substantially harm our reputation and make it more difficult for us to acquire future clients. Due to the ease of acquiring information provided by the internet this risk is particularly pertinent, as negative client feedback could be posted online and available to anyone who researches our Company. In the event that our reputation is substantially harmed we may acquire less revenue than we anticipate and in a worst case scenario may be forced to cease operations entirely.

While we will make every effort to assist our future clients there may be some situations in which a project will become untenable due to a refusal to provide required information.

In the event that we have a client in the future who refuses to provide us, or a service provider we connect them with, the material needed to add certain disclosures into a document, we may be forced to suspend or cease the project entirely. There are aspects of going public that require certain filings with particular disclosures that are derived from information provided by the client (Company), and if they are unwilling or unable to provide this information this could hinder or halt the process from moving forward.

We rely, to an extent, on third party service providers to assist our clients with their endeavors.

As part of our business plan, we may, from time to time, rely on outside service providers to assist in the preparation of certain disclosure documents, including but not limited to the preparations of S-1 Registration Statements, quarterly and year end reports, and various other documents for our clients. In the event that these outside service providers, who we plan to oversee through every step of the process, do not produce results that are satisfactory to our clients then the material results of our business could suffer. This could include, but not be limited to, complaints from our clients, a decrease in future business from these or other clients, negative reviews of our services, and a host of other unidentified difficulties.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The success of our business depends on our ability to maintain and enhance our brand.

We believe that our reputation and brand in the consulting industry is of significant importance to the success of our business. A well recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the consulting industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market.

We will conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, there is the possibility that you may lose all or part of your investment.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, there is the possibility that you may lose all or part of your investment.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

Due to the fact that our directors and officers reside outside the United States our shareholders may have difficulties effecting service of process against them.

The difficulties shareholders could face when attempting to effect service of process against our foreign officers and directors include, but are not limited to, the following:

• Effecting service of process within the United States;

• Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

• Enforcing judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws in foreign courts against your officers; and

• Bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against your officers.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• The number clients we acquire per quarter;

• Our ability to retain, grow our business and attract new clients;

• Administrative Costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Currently, our President Hatadi Shapiro Supaat, owns 61% of the voting power of our outstanding capital common stock. As a result, he has substantial voting power in all matters submitted to our stockholders for approval.

Mr. Supaat has substantial voting power in all matters including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his percentage ownership, Mr. Supaat may substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Supaat could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Supaat’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

At present we rely heavily upon Mr. Supaat for capital in order to fund our development.

Mr. Supaat has informally agreed to contribute funds “on a need be basis” to allow us to pay for filing fees, and professional fees that we may incur. We do not believe we will require substantial additional financing from Mr. Supaat, however without additional funding we will be unable to grow and market our business in the manner we intend to. Our business operations cannot progress further without additional financing, and Mr. Supaat may not be willing to provide it to us. In the event that we cannot raise the money we seek, we may be forced to halt or suspend our proposed marketing and business activities and we may not have the capability to begin generating profits which could result in a loss of all or part of your investment in our company.

Our executive officers’ have other outside business interests and therefore a limited time commitment to our business. This may negatively impact our business.

Because our executive officers’ have other outside business interests and therefore a limited time commitment to our business, the amount of time they may be able to or will devote to our business may vary. Currently, each of our employees works on our business up to 25 to 30 hours per week. Should any of our executive officers’ outside business interests require more time or be of a greater priority to them, they may not be able to or may not devote sufficient time to our business. This may negatively affect our operations and may cause you to experience a loss in your investment.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting.

If we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 3,000,000,000 shares of common stock and 30,000,000 shares of preferred stock, of which 498,000,000 shares of common stock and no shares of preferred stock are issued and outstanding as of July 13, 2018. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

In the event that a substantial number of our outstanding shares are sold into the open market there may be a potential dilutive effect on our current shareholders. This may cause a decrease in the market price of our stock because there will be more shares issued and outstanding.

In the event that a substantial number of our outstanding shares are sold into the open market it may have a dilutive effect on our current shareholders. It may also result in a decrease in the price of our common stock since there will be more shares of common stock issued and outstanding.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 30,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently there are no shares of Preferred stock issued and outstanding. We have not yet determined how many votes each share of preferred stock will be designated to a security holder of our Preferred Stock at stockholders’ meetings, for all purposes, including election of directors.

Our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Acasys Capital, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Hatadi Shapiro Supaat, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $31,574. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements.

ACASYS CAPITAL, Inc.

BALANCE SHEET

As of June 30, 2017

ASSETS
TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Loan due to director	7,120

Total Current Liabilities	7,120

STOCKHOLDERS’ DEFICIT:
Preferred stock ($.0001 par value, 30,000,000 shares authorized; none issued and outstanding as of June 30, 2017	-

Common stock ($.0001 par value, 3,000,000,000 shares authorized, 498,000,000 issued and outstanding as of June 30, 2017)	49,800

Additional Paid in Capital	11,000

Accumulated Deficit	(67,920)
Total Stockholders' Deficit	(7,120)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

ACASYS CAPITAL, Inc.

STATEMENT OF OPERATIONS

For the period from May 22, 2017 (inception) to June 30, 2017

Operating Expenses
General and administrative expenses	$67,920
Total Operating Expenses	67,920

Net loss	$(67,920)

Net loss per common share

Basic and Diluted Net loss per share of common stock	$(0.00)

Weighted average number of common shares outstanding – Basic and Diluted	229,846,154

ACASYS CAPITAL, Inc.

BALANCE SHEET

(UNAUDITED)

	March 31, 2018	June 30, 2017
ASSETS
Equity method investments	$16,689	$-
Property and equipment, net of depreciation	4,298	-
TOTAL ASSETS	$20,987	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$7,050	$-
Subscription payable for equity method investment	12,876	-
Loan from related party	33,036	7,120
Total current liabilities	52,962	7,120
TOTAL LIABILITIES	52,962	7,120

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock ($.0001 par value, 30,000,000 shares authorized; none issued and outstanding as of March 31, 2018 and June 30, 2017)	-	-
Common stock ($.0001 par value, 3,000,000,000 shares authorized, 498,000,000 shares issued and outstanding as of March 31, 2018 and June 30, 2017)	49,800	49,800
Additional paid in capital	11,000	11,000
Accumulated deficit	(92,775)	(67,920)
TOTAL STOCKHOLDERS’ DEFICIT	(31,975)	(7,120)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$20,987	-

ACASYS CAPITAL, Inc.

STATEMENT OF OPERATIONS

(Unaudited)

For the nine months ended March 31, 2018
Operating expenses:
General and administrative expenses	24,376
Total Operating expenses	24,376

Operating loss	(24,376)

Other income (expense): Loss from equity method investments	(479)
Total other expense	(479)

Net loss	(24,855)

Basic and Diluted Net profit per share of common stock	$(0.00)

Weighted average number of common shares outstanding – Basic and Diluted	498,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our total assets were $0 as of June 30, 2017 and $20,987 as of March 31, 2018 .

Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from our President, Hatadi Shapiro Supaat, who has informally agreed to contribute funds on a need be basis to allow us to pay for filing fees, and professional fees that we may incur. Mr. Supaat has no formal commitment, arrangement or legal obligation to contribute or loan funds to the company. For specific reference on how the money we raise in this offering is to be allocated at every level of funding, please see our “Use of Proceeds” section on page 17. Being a start-up stage company, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

We are a start-up stage company and have not generated any significant revenue to date. We are not however, a shell Company. We have been actively hosting free seminars to promote our services and are in the midst of developing a corporate website to further promote our services. For period from inception through June 30, 2017 our net loss was $67,920 and was attributed to professional and consulting fees and for the nine months ended March 31, 2018 our net loss was $24,855. The decrease in net loss was a result of decreased consulting and professional fees during the nine month period ended March 31, 2018. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to carry out our proposed operations but we cannot guarantee that once we enact such operations we will stay in business after doing so. If we are unable to market our services and generate future revenue we may quickly use up the proceeds from this offering and will need to find alternative sources of funding. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Over the next twelve months of operations we are planning to conduct various activities to expand upon or improve our business. For general working capital over the next twelve months we will allocate up to $62,250. Immediately subsequent to this offering, within the first one to two months, we intend to utilize $12,450 for the purchase of new and improved office equipment. In order to house our future employees within the first three months following this offering we anticipate that we will purchase or rent a new physical facility. If funds allow us to do so we will purchase a headquarters. The cost of such a space will most likely be $20,000 to $60,000 depending on the level of funds we receive, how many locations we will purchase and whether or not we will, at this juncture, acquire a headquarters. It is possible that the identification of an ideal headquarters could take us longer than anticipated, in which case it could take up to six months for us to find a new physical location from which we can operate our business going forward.

The first three months of our operations following this offering will be centralized on discovering suitable employees to grow our staff. We plan to allocate $37,350 towards hiring additional, highly qualified, staff. The exact qualifications needed for future staff members are not, at this point in time, fully determined. We will begin hiring additional employees in order to implement our future marketing efforts. For the first three months following this offering we will begin the preliminary steps for the implementation of our marketing efforts which will be comprised of planning out the exact details of our marketing plan and how we can fully pursue and implement such activities. From three months to six months we plan to begin our marketing efforts, and from six months onward indefinitely we plan to continue and grow our marketing efforts in various, at this point not fully defined, manners. Should we be successful in raising all of the capital we are seeking, we have allocated $62,250 towards our marketing budget. Additionally, we anticipate that between six to twelve months subsequent to this offering we will have a fully developed marketing plan that will require additional capital. We plan to allocate another $62,250 to this purpose, which will likely be utilized during the later six-month period in order to increase the scale of our marketing activities.

Our marketing plans consist, at this point in time, of attending and potentially hosting road shows, seminars, and events to promote awareness of our Company and related services. We will utilize these events to attempt to build relationships and encourage referrals from industry professionals. It is possible that we may develop an affiliate program to suit this purpose, but at present we have not fully defined or detailed any such plans. We are currently actively engaged in creating a website for our company, and we intend, within the first six months following this offering, to have our website fully developed. When we have a fully developed website, which we estimate could take as long as six months, we will attempt to increase traffic to our website via search engine optimization. We will then begin to explore online advertising in earnest. At present, our plans are not fully defined, but we intend to utilize social media, online advertising, and various other channels on the internet to grow our business. Throughout the next twelve months we will continuously look to increase our client base by analyzing potential acquisitions of unidentified entities in the field of consultancy, mergers and acquisitions and digital marketing. This will be an ongoing process over the next twelve months, and we intend to allocate up to $186,750 towards the acquisition of future, as of yet unidentified, acquisition candidates.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Consulting Industry

We, Acasys Capital, Inc., consider ourselves to be a company whose primary focus lies in offering consulting services to an array of clients in various industries who are, in most cases, seeking to take their company or companies public in the United States. While most of our clients will be, at least initially, located in the Philippines and surrounding areas, we feel it is important to look at the consulting industry on a global scale given the cross-border services we seek to provide and the possibility that our pool of clients may extend beyond the Philippines and into neighboring countries and, perhaps, in a future unidentified scenario we may accept clients from other countries or continents.

In the professional services industry, consulting is considered to be one of the most substantial markets. In fact, according to Plunkett Research, Ltd., the global consulting industry (which includes human resources, information technology, strategy, operations, management and business advisory services) is estimated to be valued at about $488 billion in 2017, which is considered reasonable growth from 2016’s value of $470 billion.

If we are to narrow the scope to the United States, which is where the vast majority of our clients are seeking to go public, then, also according to Plunkett Research, Ltd., consulting of all types generated $254.8 billion during 2016, which was an increase from $242.1 billion in 2015.

In recent years, corporate profits have increased substantially, which has created an environment in which company executives are willing to offer additional consulting projects, so long as they can see a return on the cost. In the case of the potential clients for Acasys Capital, Inc., we believe that the well document benefits of taking a company public in the United States, and listing on the Over the Counter Marketplace, will aid company executives in seeing the clear path to a return on investment that they need in order to authorize the commencement of consulting services.

Relevant data regarding how many consulting firms offer comparable services, I.E., assist in cross border IPO services primarily in South East Asia, are incredibly difficult to come by because the range of services consultants offer can vary so broadly and can fluctuate on a case by case basis.

Information from Plunkett Research, Ltc. can be found at the following link: http://www.plunkettresearch.com/industries/consulting-market-research/?post_type=statistics

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Acasys Capital, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on May 22, 2017.

On June 12, 2017 Hatadi Shapiro Supaat was appointed President and Chairman of our Board of Directors. Simultaneously, Teodoro G. Bondoc Jr. was appointed Chief Executive Officer and Director, Eduardo F. Sta. Agueda II was appointed Chief Operations Officer and Director, Leila V. Soriano was appointed Chief Compliance Manager and Director, and Joseph Lemuel L. Manzano was appointed Chief Accounting Officer.

On June 12, 2017 Hatadi Shapiro Supaat was issued 303,800,000 shares, Teodoro Garcia Bondoc Jr. was issued 2,000,000 shares, Eduardo F. Sta. Agueda II was issued 2,000,000 shares, Leila V. Soriano was issued 200,000 shares, So Young Kim was issued 10,000,000 shares, Dr. Eduardo C. Cabantog was issued 30,000,000 shares, Goh Ai Ching was issued 10,000,000 shares, Andrea Zaggia was issued 10,000,000 shares, Acasys Development Inc. was issued 50,000,000 shares, British Cambridge College Inc. was issued 30,000,000 shares and Servebank Financial Inc. was issued 50,000,000 shares. All of the shares issued above are restricted common stock with a par value of .0001 per share.

The above stock issuances were issued as founder shares. No monies were paid for the shares.

Note: Our controlling shareholder, officer, and director Hatadi Shapiro Supaat is and was an officer, director, and controlling shareholder of British Cambridge, Inc. a Delaware Company. British Cambridge, Inc. was initially started as a company offering an educational platform, and subsequently changed its business operations to consulting services. The controlling shareholder(s), officer, and directors of British Cambridge, Inc., decided that it would be preferable to create a business that has been, since inception, solely focused upon consulting services. As a result, British Cambridge, Inc. has gone dormant and Acasys Capital, Inc., a Delaware Company was created by the controlling shareholder of British Cambridge, Inc., Hatadi Shapiro Supaat. The existing shareholders of British Cambridge, Inc. were given the option of a refund of their entire investment that they made in British Cambridge Inc., or the option to do nothing at all and remain an investor in British Cambridge, Inc., despite knowing that there are no future plans for British Cambridge, Inc. British Cambridge, Inc. did not provide an expiration on the timeline investors have to make a decision as to how they would like to proceed.

British Cambridge, Inc. had never consummated any contracts or agreements pertaining to its proposed consulting services it sought to carry out. Upon creation of Acasys Capital, Inc., British Cambridge, Inc., has ceased any operations and went dormant. We, Acasys Capital, Inc., intend to carry out the consulting services that British Cambridge, Inc. previously sought to carry out regarding assisting businesses with services relating to going public on the OTC Marketplace. It should be noted however, we also intend to offer supplementary services as detailed below under “Business Information.”

Business Information

We, are a company formed with the primary purpose of offering consulting services with a secondary focus upon making investments. Our target demography for consulting services is comprised of small to mid-sized businesses based in the Philippines (although we do have future unidentified plans to expand into other areas in Asia) and we plan to target our investment activities in the same geographic region, at least initially.

Consulting Services

At present our consulting services we seek to offer are primarily relating to assisting businesses who are seeking to go public on the Over-the-Counter (OTC) Marketplace (a United States Financial Listing Platform). It is possible that, in the future, we may evaluate the possibility of assisting companies to go public on other, as of this time, unidentified exchanges, however those plans are tentative at best and have not been detailed in any way.

From time to time we may, upon request of our future clients, assist companies to become SEC Reporting via consultation services to oversee the creation of a Form 10, an S-1 Registration Statement, or other comparable Registration Statement. However, these services, and other comparable services, will be evaluated on a case by case basis.

To date, subsequent to the adoption of our current business plan, our activities have included securing contracts for our consulting services. On December 15, 2017 we entered into and consummated an agreement with DLX Holdings, Inc., whereas we will offer consulting services to a newly incorporated entity DLX Holdings, Inc. incorporated in the state of Delaware known as, “Delex Healthcare Group, Inc.” DLX Holdings, Inc. is not a related party to Acasys Capital, Inc. These services we will provide include but are not limited to assisting with the preparation of a written business plan, the preparation of a Form S-1 Registration Statement, and other services relating to gaining a listing an the OTC. As detailed herein we will only be providing consulting services, and we do not have any licenses to conduct any particular business.

Our fees and fee schedule are to be determined on a case by case basis.

We will not be offering our clients investment or legal advice, nor do we anticipate that we will be conducting any SEC filings on behalf of our clients. Our primary focus is on connecting our clients to reputable service providers in the United States that can assist our client’s in going public, becoming SEC Reporting, or assisting with other related services. Upon connecting our clients with these service providers we will oversee their tasks and operations related to going public in order to ensure that they are carrying out their tasks in a reasonable amount of time and providing work that lives up to our standards.

We anticipate that our services will extend to assisting our clients by providing the communication link between their company and the U.S. Service providers. As an example, we may provide services relating to bettering our clients’ business plans and other material necessary for a U.S. service provider in order to complete their services, such as with the preparation of a Registration Statement.

Additionally, we may offer advice and consultation to any of our clients who are seeking to conduct mergers and acquisitions. As before, our advisory and consultancy services should not be misconstrued as providing legal or investment advice to our clients.

Subsequent to the adoption of our current business strategy we have held over a dozen meetings with several companies seeking listing on the OTC. We have also held several seminars to promote our services and brand. We believe that these efforts may result in more clients in the future.

Below are some graphics from some of the aforementioned meetings and seminars that we have had in the past four months:

Planned Consulting Services

While we may offer additional yet to be identified consulting services in the future we intend to offer the below specific services to our potential future clients:

- We plan to offer technical writing services to clients seeking to improve upon their current business plans. Should a client not have a business plan drafted in text format we intend to provide them the option for us to draft such a business plan for them with information they provide us about their business. We intend to price this service based upon the amount of time we believe we will need staff to devote to completing the task(s) at hand.

-We plan to act as an intermediary to facilitate relationships with US vendors, consultants, and counsel who assist with drafting SEC filings and who provide edgarization services. We also seek to provide introductions between our potential future clients, markets makers, and DTC Market Participants. We plan to charge a fee based upon these introductions. The fee will be on a case by case basis. At present we have only informal relationships with US vendors, consultants, and counsel who we have communicated with in regards to their willingness to potentially being involved in our clients’ future projects. We have not acquired any clients as of yet and as a result have no experience or history thus far offering this service or any of our other services.

-We plan to offer informative discussions and meetings with our future potential clients about the process of going public, how it works, the requirements of going public, and the potential benefits of going public. We intend to charge a to be decided upon rate dependent on the time we allocate to such discussions and meetings.

-We plan to review the work of third parties who may be handling the preparation of registration statements of our future clients. We will be charging fees based upon the time we allocate to such work. We do not intend to draft such registration statements on our own however, we may provide input to the aforementioned third parties parties in regards to content we feel should be included in a client’s registration statement. This would most likely be in regards to content in the business plan.

-We plan to offer consultation to clients seeking to merge with or acquire another company or companies.

-We plan to have a part of our staff that is exclusively focused on assisting clients with branding through social media and web development (corporate website, web advertisements, Facebook, Twitter, Google+, LinkedIn, YouTube, Pinterest, Instagram, SnapChat).

- We plan to offer promotional and marketing services whereas we will tap into our current officers’ and directors’ personal networks to discover potential clients and or consumers who may be interested in one of our own client’s products or services. We intend to be compensated a % of profits from any sales made by that client resulting from our efforts. From time to time we may also decide to subcontract these services. On November 15, 2017 we entered into an agreement with British Cambridge Organics Inc., also referred to as “BRICO”, a Philippine Company, whereas we will act as the exclusive sales agent for the sale of all BRICO’s current and upcoming products. This exclusive agreement shall be effective and remain in full force for a period of five (5) years from the date of signing this Agreement. Currently, BRICO is a manufacturer of organic fertilizers and animal feeds in the Philippines. Pursuant to this agreement BRICO has agreed to pay us a fixed commission of twenty percent (20%) of the total selling price from each product sold.

*Our controlling shareholder, President, and Director, Hatadi Shapiro Supaat, owns and controls 40% of the voting power of BRICO and also serves as Chairman of the Board of Directors of BRICO. Our Chief Executive Officer, and Director, Teodoro Garcia Bondoc Jr., owns and controls 45% of the voting power of BRICO and also serves as a Director of BRICO. Our Chief Compliance Manager, and Director, Leila V. Soriano, owns and controls 5% of the voting power of BRICO and also serves as a Director of BRICO.

Our agreement with BRICO is included herein as exhibit 10.1.

Investment Strategy

Acasys plans to invest in companies that we believe to have strong management, strong growth, and public listing potential. Our focus are companies that share our commitment to advancing social good at the pace and scale we believe the world needs today. We are focused on five key areas we believe are building blocks for prosperous, stable, and sustainable societies: agriculture, education, finance, healthcare, real estate and technologies.

From helping entrepreneurs launch and grow high-impact ventures to capturing global market opportunities, Acasys plans to invest in the earliest stages of innovation, helping to transform promising ideas into successful ventures.

As an active investor, we plan to offer more than just financial support. We plan to provide vital human capital capabilities, from serving on boards to consulting on strategy, coaching executives to recruiting new talent. We intend to connect promising investees to entrepreneurial visionaries with business know-how. We also plan to leverage the tremendous capacity of the web and mobile technologies to go beyond incremental improvement and make a significant, widespread impact.

At this time the Company has not secured a source of revenue to make any substantive investments however, we believe our controlling shareholder and President, Hatadi Shapiro Supaat, may be willing to provide the Company funds for such investment(s). It should be noted however, he has no obligation to do so.

We have no definitive timeline or plans in relation to any particular investments we may make, or seek to make, in the future, with the exception of those described below.

On September 21, 2017 we entered into an agreement to purchase 875,000 shares of common stock of Senergy Power and Technologies, Inc. a corporation organized and existing under the laws of the Philippines. Senergy Power and Technologies Inc is a Philippine Corporation registered on October 11, 2017 for the purpose of promoting, development, generation and distribution of environment-friendly and renewable energy resources and energy-related products, with the primary focus on the conversion of wastes to energy. Since its incorporation in October 2017 to date, SENERGY has secured the necessary business permits and conduct two (2) product demonstration in Manila and the nearby province of Bulacan. These demonstrations are attended by potential clients and staffs from the Department of Energy (DOE) and Department of Environment and Natural Resources (DENR). The total agreed upon purchase price for the shares is PHP 875,000 which as of February 1, 2017 has an exchange rate of approximately $16,949 USD. Thus far we have tendered PHP 218,750, which as of February 1, 2017 has an exchange rate of approximately $4,237 USD, to Senergy Power and Technologies. The PHP 218,750 per this investment was provided to the Company, Acasys Capital, Inc., by Hatadi Shapiro Suppat, the President and controlling shareholder of the Company. The 875,000 shares of common stock represent 35% of the voting power of Senergy Power and Technologies. Our subscription agreement with Senergy Power and Technologies is included herein as exhibit 10.2.

*Our Chief Operations Officer and Director, Eduardo F. Sta Agueda II, is also a Director and minority shareholder (1% voting power) of Senergy Power and Technologies. Our President, Director, and controlling shareholder, Hatadi Shapiro Supaat is a shareholder holding 5% of the voting power of Senergy Power and Technologies. He is also a Director of Senergy Power and Technologies.

Marketing Plans

To date, we have conducted free seminars for company executives and owners aimed towards educating them on what we, as a company, view as the benefits of listing on the OTC. Additionally our management has held personal meetings with several company executives to discuss related topics. Following this offering we plan to continue to host such seminars and meetings and will utilize personal connections and networks of our current officers and directors to find prospective clients. In the future we plan to attend business conferences and road shows, as they may become available, in an effort to promote our services. From the aforementioned activities we believe this will assist us in building positive relationships and encourage referrals from industry professionals as well.

We are currently actively engaged in creating a website for our company, and we intend, within the first six months following this offering, to have our website fully developed. When we have a fully developed website, which we estimate could take as long as six months, we will attempt to increase traffic to our website via search engine optimization. We will then begin to explore online advertising in earnest. We also intend to utilize social media, online advertising, and various other channels on the internet to grow our business. Throughout the next twelve months we will also continuously look to increase our client base by analyzing potential acquisitions of unidentified entities in the field of consultancy, mergers and acquisitions and digital marketing.

Future Plans

Our future plans following this offering include increasing staff, continuing our marketing plan, and searching for suitable acquisition candidates.

The first three months of our operations following this offering will be centralized on discovering suitable employees to grow our staff. Methods they may employ include, but are not limited to, utilizing social media platforms to promote our business, t.v. commercials, print media such as magazines, and online advertising. The Company will begin marketing and looking to identify and acquire clients throughout the Philippines initially, and then spread outward throughout Asia. From there we plan to expand further in an, as of yet, unidentified manner in order to acquire clients globally. If we are approached by a client from outside of Asia, despite the fact that our initial marketing efforts will be focused on that continent, we will not turn them away and will begin business relations with this entity, which could significantly alter our plans regarding where we plan to acquire clients initially.

For the next twelve months as we continuously look to increase our client base we will focus on making acquisitions of unidentified entities in the field of consultancy, mergers and acquisitions and digital marketing. We feel that it would benefit us, and our Company’s valuation, if we were able to grow through increasing our areas of business relating to these industries, and also by creating a greater market share. We will primarily seek to acquire entities in the consulting industry with experienced and qualified personnel and an existing client base to accelerate our growth. At present, the Company plans to acquire no more than 35% of the shareholdings of future acquisition targets. We have not yet identified any potential acquisition candidates other than “Senergy Power and Technologies, Inc.” nor are we sure of the cost they may impose upon us to take over. We estimate that we will allocate $150,000 to this endeavor.

In order to house our future employees within the first three months following this offering we anticipate that we will purchase or rent a physical facility. If funds allow us to do so we will purchase a headquarters. The cost of such a space will most likely be $20,000 to $60,000 depending on the level of funds we receive, how many locations we will purchase and whether or not we will, at this juncture, acquire a headquarters.

The remainder of the funds we raise will be used for working capital of the Company and will go to further promoting and development of our advisory services. If we do not raise the expected amount of capital, assuming we raise at least 25% of what we are seeking then we will commence business operations in exactly the same manner. The only difference will be that we will not have as much capital to allocate to every step of our plan, and for a further analysis of how we will materially alter our cash allocations should we raise less than we expect, please see our use of proceeds section. If we do not raise at least 25% of the capital we are seeking we may still commence business activities but our cash allocations could be altered and lowered even more than we have currently prepared for and we may be forced to pause or cancel certain steps in our plan, which we have not yet determined.

Employees

As of July 13, 2018 we have six part time employees, all of which serve as an officer, director or both. We have no formal agreements with any of our employees and they do not receive any monetary compensation at this time. They do not expect to be paid for their services provided thus far.

Currently, each of our employees works on our business up to 25 to 30 hours per week, but each is prepared to devote more time if necessary. The exact time allocation each employee works on our business each week varies.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/or directors and or employees.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $498,000 as anticipated.

If 49,800,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hire additional staff to account for increased operations and future marketing efforts	$37,350
Marketing budget	$62,250
Operating Budget to expand our marketing efforts	$62,250
Additional facilities	$74,700
Funds for the purchase of additional office equipment	$12,450
General working capital	$62,250
Funds to be held for potential unidentified acquisitions	$186,750
TOTAL	$498,000

If 37,350,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hire additional staff to account for increased operations and future marketing efforts	$28,000
Marketing budget	$46,680
Operating Budget to expand our marketing efforts	$46,680
Additional Facilities	$56,020
Funds for the purchase of additional office equipment	$9,380
General working capital	$46,680
Funds to be held for potential unidentified acquisitions	$140,060
TOTAL	$373,500

If 24,900,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hire additional staff to account for increased operations and future marketing efforts	$18,670
Marketing budget	$31,120
Operating Budget to expand our marketing efforts	$31,120
Additional Facilities	$37,350
Funds for the purchase of additional office equipment	$6,250
General working capital	$31,120
Funds to be held for potential unidentified acquisitions	$93,370
TOTAL	$249,000

If 12,450,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Hire additional staff to account for increased operations and future marketing efforts	$9,330
Marketing budget	$15,560
Operating Budget to expand our marketing efforts	$15,560
Additional Facilities	$18,670
Funds for the purchase of additional office equipment	$3,140
General working capital	$15,560
Funds to be held for potential unidentified acquisitions	$46,680
TOTAL	$124,500

The above figures represent only estimated costs for the next 12 months. If we are unable to raise at least 25% of the funds herein through this offering we plan to allocate the funds raised to the above items that we feel are most important to the growth of the Company.

The Company’s Officers and Directors will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $31,574.

None of the proceeds from this offering will be used to repay any loans.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s officers and directors which was nil as the shares were issued solely for services rendered to developing the Company’s business plan.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The below only accounts for the primary offering on behalf of the Company. The values below are calculated as of our most recent fiscal year end.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.01	$0.01	0.01	$0.01
Book Value Per Share Before the Offering	$0.000	$0.000	0.000	$0.000
Book Value Per Share After the Offering	$0.000	$0.000	0.001	$0.001
Net Increase to Original Shareholder	$0.000	$0.000	0.001	$0.001
Decrease in Investment to New Shareholders	$0.01	$0.01	0.009	$0.009
Dilution to New Shareholders (%)	100%	100%	90.00%	90.00%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(31,974)
Net proceeds from this offering	498,000
$466,026
Denominator:
Shares of common stock outstanding prior to this offering	498,000,000
Shares of common stock to be sold in this offering (100%)	49,800,000
547,800,000

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(31,974)
Net proceeds from this offering	373,500
$341,526
Denominator:
Shares of common stock outstanding prior to this offering	498,000,000
Shares of common stock to be sold in this offering (75%)	37,350,000
535,350,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(31,974)
Net proceeds from this offering	249,000
$217,026
Denominator:
Shares of common stock outstanding prior to this offering	498,000,000
Shares of common stock to be sold in this offering (50%)	24,900,000
522,900,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(31,974)
Net proceeds from this offering	124,500
$92,526
Denominator:
Shares of common stock outstanding prior to this offering	498,000,000
Shares of common stock to be sold in this offering (25%)	12,450,000
510,450,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 9,920,000 shares of our common stock held by our eleven shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 13, 2018 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Hatadi Shapiro Supaat	303,800,000	2,000,000	301,800,000	55.09%
Teodoro Garcia Bondoc Jr.	2,000,000	200,000	1,800,000	0.33%
Eduardo F. Sta. Agueda II,	2,000,000	200,000	1,800,000	0.33%
So Young Kim	10,000,000	500,000	9,500,000	1.73%
Dr. Eduardo C. Cabantog	30,000,000	1,500,000	28,500,000	5.20%
Goh Ai Ching	10,000,000	500,000	9,500,000	1.73%
Andrea Zaggia	10,000,000	500,000	9,500,000	1.73%
Acasys Development Inc.	50,000,000	1,500,000	48,500,000	8.85%
British Cambridge College Inc.	30,000,000	1,500,000	28,500,000	5.20%
Servebank Financial Inc.	50,000,000	1,500,000	48,500,000	8.85%
Leila V. Soriano	200,000	20,000	180,000	0.03%
Total	498,000,000	9,920,000	488,080,000	89.10%

On June 12, 2017 Hatadi Shapiro Supaat was appointed President and Chairman of our Board of Directors. Simultaneously, Teodoro G. Bondoc Jr. was appointed Chief Executive Officer and Director, Eduardo F. Sta. Agueda II was appointed Chief Operations Officer and Director, and Leila V. Soriano was appointed Chief Compliance Manager and Director.

PLAN OF DISTRIBUTION

The Company has 498,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 49,800,000 shares of its common stock for sale at the price of $0.01 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Hatadi Shapiro Supaat will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Hatadi Shapiro Supaat is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Hatadi Shapiro Supaat will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Supaat is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Supaat will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Hatadi Shapiro Supaat will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 49,800,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $0.01 for the duration of the offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company’s Officers and Directors will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $31,574.

*Hatadi Shapiro Supaat will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Supaat’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Supaat’s shares, they will be sold at a fixed price of $0.01 for the duration of the offering. Please note that at this time Mr. Supaat intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Supaat will decide whether shares are being sold by the Company or on his own behalf.

*The selling shareholders are deemed to be underwriters of this offering.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Acasys Capital, Inc.”, or (ii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 3,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 30,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 498,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

Preferred Stock

The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time. At this time, we have no shares of preferred stock issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent however, in the future we do intend to enlist the services of one following effectiveness of this Registration Statement.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, information statements, and other information regarding issuers that file electronically with the SEC. Our Company is not subject to Proxy rules because our securities will not be registered under Section 12 of the Securities Exchange Act of 1934. We do not have plans to voluntarily send securities holders an annual report however our annual report on Form 10-K will be made publicly available on http://www.sec.gov and will include audited financial statements. Our corporate website is: http://acasyscapital.com/

DESCRIPTION OF FACILITIES

Our executive offices are currently located at Unit 402 & 403 Galleria Corporate Center, EDSA Cor. Ortigas Avenue, Quezon City, 1110 Philippines. Our office space is provided to us rent free by British Cambridge College, a Philippines Company owned and controlled by our President, Hatadi Shapiro Supaat. The offices are being leased by British Cambridge College Inc from Robinsons Land Corporation, the building owner. This is being shared rent-free with other companies in which Hatadi Shapiro Supaat is directly or indirectly involved with.

The Companies that utilize this office space include:

·         Acasys Capital Inc.

·         British Cambridge College Inc.

·         British Cambridge Organics (BRICO) Inc.

·         Senergy Power and Technologies Inc. **

·         Servebank Financial Inc. **

** serving as registered office only.

A few pictures of our office space can be found below:

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in any legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Note: Our officers and directors do not have any experience relating to the consulting and investment industries.

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Name	Age	Position
Hatadi Shapiro Supaat	53	President, Chairman of the Board of Directors
Teodoro Garcia Bondoc Jr.	52	Chief Executive Officer, Director
Eduardo F. Sta. Agueda II	47	Chief Operating Officer, Director
Leila V. Soriano	46	Chief Compliance Manager, Director
Joseph Lemuel L. Manzano	28	Chief Accounting Officer

Hatadi Shapiro Supaat- President, Chairman of the Board of Directors

Mr. Supaat, age 53, Singaporean, is the Chairman of the Board of Directors of Acasys Capital, Inc. He is responsible for spearheading the growth and development of the company, identifying and developing potential new markets, mergers and acquisitions and strategic partnerships across Asia and Africa.

Mr.Supaat is the Chairman of British Cambridge College since 2011 to present. He has served as the Director of British Cambridge Organics (BRICO) Inc. from November 21, 2016 to present and of Senergy Power and Technologies Inc. from October 11, 2017 to present. At both British Cambridge Organics (BRICO) Inc. and Senergy Power and Technologies Inc. Mr. Supaat oversees all corporate strategies. He was also the former Chief Executive Officer of British Academics from 2008 to 2014.

Mr. Supaat has more than 20 years of experience in business development and management. He was the Chief Executive Officer of First World Technologies from 1994 to 2001. The services offered by First World Technologies included, but were not limited to, providing web hosting, web design, online and offline media campaigns, and SEO. Additionally, Mr. Supaat spearheaded the company’s acquisition of other companies.

Mr. Supaat graduated with a degree in Christian Counseling from Christian Bible College and Seminary in 1999 and a Diploma in Business Administration from Cambridge International College, United Kingdom in 1994.

Mr. Supaat’s diverse and extensive business experience has led the Board of Directors to the conclusion that he should serve as the Chairman of the Board of Directors of the Company.

Teodoro G. Bondoc Jr.- Chief Executive Officer, Director

Mr. Bondoc, age 52, Filipino, is the Chief Executive Officer (CEO) of the company. He is responsible for creating shareholder value through the development and execution of long and short-term plans and is ultimately responsible for all day-to-day management decisions.

Mr. Bondoc has more than 20 years of experience in business management. He has served as the Chief Executive Officer of British Cambridge College from 2011 to present, as well as Treasurer of British Cambridge Organics (BRICO) from 2016 to present where he is responsible for handling the company’s finances.

Mr. Bondoc graduated with a Bachelor of Science in Electrical Engineering (BSEE) at University of Perpetual Help System DALTA in 1991, a Bachelor of Science in Civil Engineering (BSCE) at University of Luzon in 1995, and a Master’s Degree in International Business at Metro Dagupan Colleges (MDC) in 2010.

Mr. Bondoc’s management experience has led the Board of Directors to the conclusion that he should serve as the Chief Executive Officer and a Director of the Company.

Eduardo F. Sta. Agueda II- Chief Operations Officer, Director

Mr. Sta. Agueda, age 47, Filipino, is the Chief Operations Officer (COO) of the company. His role is to provide leadership and management to ensure that the company has the proper operational controls, administrative and reporting procedures, and systems in place to effectively grow the organization and to ensure financial strength and operating efficiency.

Mr. Sta. Agueda has expertise in company operations, negotiations and public relations. From 2014 to present, he has served as the President of Armorbearers Inc., a non-profit organization. From 2012-2013, he served as VP of Operations for OMG Philippines Inc. From 2005-2008, he served as VP of Finance & Operations of Handikrafts Philippines Inc. On October 11, 2017 he was elected as one of the Directors of Senergy Power and Technologies Inc., responsible for managing corporate affairs.

Mr. Sta. Agueda graduated with a Bachelor of Science in Commerce (BSC) major in Accounting at Colegio De San Juan de Letran in 1991.

Mr. Sta. Agueda’s expertise in company operations, negotiations and public relations has led the Board of Directors to the conclusion that he should serve as the Company’s Chief Operations Officer and as a Director of the Company.

Leila V. Soriano- Chief Compliance Manager, Director

Ms. Soriano, age 46, Filipino, is the Compliance Manager of the company. She is responsible for periodic internal audits to ensure that compliance procedures and issues are followed and addressed according to SEC regulations, and at the same time assess and develop operational and management strategies.

Ms. Soriano has extensive experience in commercial banking. She was a relationship manager for corporate clients at Bank of the Philippine Islands from 2010 to 2011. She was also a bank manager at East West Bank from 2012 to 2015 and elected as the President of the Metro Dagupan Banker’s Association. She is proficient in marketing strategies, financial analysis, various investment portfolios and corporate loans. Ms. Soriano graduated with a Bachelor of Science (BSA) Degree in Accountancy from Saint Louis University in 1992.

Ms. Soriano has also served as a member of the board of director of British Cambridge Organics (BRICO) Inc. from November 2016 to present, where she is primarily responsible for handling the company’s marketing activities.

Ms. Soriano’s experience regarding marketing strategies, financial analysis, investment strategies and commercial banking has led the Board of Directors to the conclusion that she should serve as the Compliance Manager and a Director of the Company.

Joseph Lemuel L. Manzano- Chief Accounting Officer

Mr. Manzano, age 28, Filipino, is the Accounting Manager of the company. He is responsible for overseeing all accounting functions such as ledger accounts, financial statements, and cost control systems.

Mr. Manzano is a Certified Public Accountant (CPA) with over 5 years of professional experience in accounting. He is involved in taxation, financial analysis and financial reporting under US GAAP and IFRS. He started his career with the Asian Institute of Management as a Junior Accountant from 2013-2014. He also served as a Financial Analyst at San Miguel Holdings Corporation, one of the largest corporations in the Philippines, from 2015 to 2017.

Mr. Manzano graduated with a Bachelor of Science Degree in Accountancy (BSA) from University of the East, Manila in 2012.

Mr. Manzano’s experience with taxation, financial analysis and financial reporting under US GAAP and IFRS has led the Board of Directors to the conclusion that he should serve as the Accounting Manager of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have a nominating, or compensation committee nor does our Company have a written nominating, or compensation charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that our “Compliance Manager” and Director, Leila V. Soriano will act as our audit committee financial expert.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and Principal Position	As of June 30, 2017	Salary ($)	Bonus ($)	Stock Issued (shares at par value)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hatadi Shapiro Supaat, President and Director	(1)	-	-	-	-	-	-	-	-
Teodoro Garcia Bondoc Jr., Chief Executive Officer and Director	(1)	-	-	-	-	-	-	-	-
Eduardo F. Sta. Agueda II, Chief Operations Officer and Director	(1)	-	-	-	-	-	-	-	-
Leila V. Soriano, Chief Compliance Manager and Director	(1)	-	-	-	-	-	-	-	-
Joseph Lemuel L. Manzano, Chief Accounting Officer	(1)	-	-	-	-	-	-	-	-

(1) The chart above is as of the date of this Registration Statement.

Compensation of Directors

Directors’ Compensation should be read in conjunction with the above table which encompasses compensation of all our officers and directors to date.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have any employee or consulting agreements with our officers, directors, and or employees. At this time all current employees of the company are working toward advancing the Company’s operations without any compensation.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 13, 2018, the Company has 498,000,000 shares of common stock and no shares of preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name of stockholder	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Hatadi Shapiro Supaat	303,800,000	61.00%	61.00%
Teodoro Garcia Bondoc Jr.	2,000,000	0.40%	0.40%
Eduardo F. Sta. Agueda II,	2,000,000	0.40%	0.40%
So Young Kim	10,000,000	2.01%	2.01%
Dr. Eduardo C. Cabantog	30,000,000	6.02%	6.02%
Goh Ai Ching	10,000,000	2.01%	2.01%
Andrea Zaggia	10,000,000	2.01%	2.01%
Acasys Development Inc.	50,000,000	10.04%	10.04%
British Cambridge College Inc.	30,000,000	6.02%	6.02%
Servebank Financial Inc.	50,000,000	10.04%	10.04%
Leila V. Soriano	200,000	0.04%	0.04%
Total	498,000,000

On June 12, 2017 Hatadi Shapiro Supaat was appointed President and Chairman of our Board of Directors. Simultaneously, Teodoro G. Bondoc Jr. was appointed Chief Executive Officer and Director, Eduardo F. Sta. Agueda II was appointed Chief Operations Officer and Director, Leila V. Soriano was appointed Chief Compliance Manager and Director, and Joseph Lemuel L. Manzano was appointed Chief Accounting Officer.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 12, 2017 Hatadi Shapiro Supaat was appointed President and Chairman of our Board of Directors. Simultaneously, Teodoro G. Bondoc Jr. was appointed Chief Executive Officer and Director, Eduardo F. Sta. Agueda II was appointed Chief Operations Officer and Director, Leila V. Soriano was appointed Chief Compliance Manager and Director, and Joseph Lemuel L. Manzano was appointed Chief Accounting Officer.

On June 12, 2017 Hatadi Shapiro Supaat was issued 303,800,000 shares, Teodoro Garcia Bondoc Jr. was issued 2,000,000 shares, Eduardo F. Sta. Agueda II was issued 2,000,000 shares, Leila V. Soriano was issued 200,000 shares, So Young Kim was issued 10,000,000 shares, Dr. Eduardo C. Cabantog was issued 30,000,000 shares, Goh Ai Ching was issued 10,000,000 shares, Andrea Zaggia was issued 10,000,000 shares, Acasys Development Inc. was issued 50,000,000 shares, British Cambridge College Inc. was issued 30,000,000 shares and Servebank Financial Inc. was issued 50,000,000 shares. All of the shares issued above are restricted common stock with a par value of .0001 per share.

The above stock issuances were issued as founder shares. No monies were paid for the shares.

Our executive offices are currently located at Unit 402 & 403 Galleria Corporate Center, EDSA Cor. Ortigas Avenue, Quezon City, 1110 Philippines. Our office space is provided to us rent free by British Cambridge College, a Philippines Company owned and controlled by our President, Hatadi Shapiro Supaat.

As of June 30, 2017 our president and director, Mr. Hatadi Shapiro Supaat, paid $11,000 in consulting fees. This payment by Mr. Hatadi Shapiro Supaat, on behalf of the company, is considered a contributions to the company and is reported as paid-in capital.

As of June 30, 2017, the principle director paid $105 for incorporation fees and $7,015 in professional fees. These payments by Mr. Hatadi Shapiro Supaat are considered loans to the company. These loans are not interest-bearing and are payable on demand.

All of our employees mentioned herein are unpaid and have provided us services of some kind relating to implementing our business plan or assisting in business activity. We have no formal employee agreements in place with our employees. They do not expect to be paid for their services provided thus far.

We have provided V Financial Group, LLC, limited power of attorney.

On September 21, 2017 we entered into an agreement to purchase 875,000 shares of common stock of Senergy Power and Technologies, a corporation organized and existing under the laws of the Philippines. SENERGY Power and Technologies Inc is a Philippine Corporation registered on October 11, 2017 for the purpose of promoting, development, generation and distribution of environment-friendly and renewable energy resources and energy-related products, with the primary focus on the conversion of wastes to energy. Since its incorporation in October 2017 to date, SENERGY has secured the necessary business permits and conduct two (2) product demonstration in Manila and the nearby province of Bulacan. These demonstrations are attended by potential clients and staffs from the Department of Energy (DOE) and Department of Environment and Natural Resources (DENR). The total agreed upon purchase price for the shares is PHP 875,000 which as of February 1, 2017 has an exchange rate of approximately $16,949 USD. Thus far we have tendered PHP 218,750, which as of February 1, 2017 has an exchange rate of approximately $ 4,237 USD, to Senergy Power and Technologies. The PHP 218,750 per this investment was provided to the Company, Acasys Capital, Inc., by Hatadi Shapiro Suppat, the President and controlling shareholder of the Company. The 875,000 shares of common stock represent 35% of the voting power of Senergy Power and Technologies.

*Our Chief Operations Officer and Director, Eduardo F. Sta Agueda II, is also a Director and minority shareholder (1% voting power) of Senergy Power and Technologies. Our President, Director, and controlling shareholder, Hatadi Shapiro Supaat is a shareholder holding 5% of the voting power of Senergy Power and Technologies. He is also a Director of Senergy Power and Technologies.

On November 15, 2017 we entered into an agreement with British Cambridge Organics Inc., also referred to as “BRICO”, a Philippine Company, whereas we will act as the exclusive sales agent for the sale of all BRICO’s current and upcoming products. This exclusive agreement shall be effective and remain in full force for a period of five (5) years from the date of signing this Agreement. Currently, BRICO is a manufacturer of organic fertilizers and animal feeds in the Philippines. Pursuant to this agreement BRICO has agreed to pay us a fixed commission of twenty percent (20%) of the total selling price from each product sold.

*Our controlling shareholder, President, and Director, Hatadi Shapiro Supaat, owns and controls 40% of the voting power of BRICO and also serves as Chairman of the Board of Directors of BRICO. Our Chief Executive Officer, and Director, Teodoro Garcia Bondoc Jr., owns and controls 45% of the voting power of BRICO and also serves as a Director of BRICO. Our Compliance Manager, and Director, Leila V. Soriano, owns and controls 5% of the voting power of BRICO and also serves as a Director of BRICO.

During the nine months ended March 31, 2018, the principal director paid $5,459 for fixed assets and $16,165 for operating expenses, (primarily filing fees and professional fees), and $4,292 for subscription shares, totaling approximately $25,916. These payments by Mr. Hatadi Shapiro Supaat are considered loans to the company. At March 31, 2018, a total of $33,036 was owed to Mr. Supaat. These loans are not interest-bearing, unsecured and are payable on demand.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal year(s).

		Fiscal Year Ended June 30, 2017
Audit fees	MaloneBailey, LLP	$6,000
Audit related fees		-
Tax fees		-
All other fees		-

Total		$6,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

Acasys Capital, INC.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F2

Balance Sheet as of June 30, 2017	F3

Statement of Operations from May 22, 2017 (Inception) through June 30, 2017	F4

Statement of Changes in Stockholders’ Deficit from May 22, 2017 (Inception) through June 30, 2017	F5

Statement of Cash Flows from May 22, 2017 (Inception) through June 30, 2017	F6

Notes to Financial Statements	F7

- F1 -

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Acasys Capital, Inc.

Quezon City, Philippines

We have audited the accompanying balance sheet of Acasys Capital, Inc. (the “Company”) as of June 30, 2017, and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from May 22, 2017 (Inception) through June 30, 2017. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acasys Capital, Inc. as of June 30, 2017, and the results of its operations and its cash flows for the period from May 22, 2017 (Inception) through June 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, negative financial trends specifically operating loss, working capital deficiency, negative cash flow from operating activities and other adverse key financial ratios which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 16, 2017

- F2 -

ACASYS CAPITAL, Inc.

BALANCE SHEET

As of June 30, 2017

ASSETS
TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Loan due to director	7,120

Total Current Liabilities	7,120

STOCKHOLDERS’ DEFICIT:
Preferred stock ($.0001 par value, 30,000,000 shares authorized; none issued and outstanding as of June 30, 2017	-

Common stock ($.0001 par value, 3,000,000,000 shares authorized, 498,000,000 issued and outstanding as of June 30, 2017)	49,800

Additional Paid in Capital	11,000

Accumulated Deficit	(67,920)
Total Stockholders' Deficit	(7,120)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

The accompanying notes to the financial statements are an integral part of these financial statements.

- F3 -

ACASYS CAPITAL, Inc.

STATEMENT OF OPERATIONS

For the period from May 22, 2017 (inception) to June 30, 2017

Operating Expenses
General and administrative expenses	$67,920
Total Operating Expenses	67,920

Net loss	$(67,920)

Net loss per common share

Basic and Diluted Net loss per share of common stock	$(0.00)

Weighted average number of common shares outstanding – Basic and Diluted	229,846,154

 The accompanying notes to the financial statements are an integral part of these financial statements.

- F4 -

ACASYS CAPITAL, Inc.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the period from May 22, 2017 (inception) through JUNE 30, 2017

	Common Stock	Par Value Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

Balance May 22, 2017 (Inception)	-	$-	$-	$-	$-

Common shares issued at $0.0001 per share (par value) June 12, 2017	498,000,000	49,800	-	-	49,800

Net loss for the period	-	-	-	(67,920)	(67,920)

Contributed Capital	-	-	11,000	-	11,000

Balance June 30, 2017	498,000,000	$49,800	$11,000	$(67,920)	$(7,120)

The accompanying notes to financial statements are an integral part of these financial statements.

- F5 -

ACASYS CAPITAL, Inc.

STATEMENTS OF CASH FLOWS

For the period from May 22, 2017 (inception) to June 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(67,920)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	11,000
Share based compensation	49,800
Loan due to director for payment of expenses on behalf of the Company	7,120
Changes in current assets and liabilities:	-
Net cash used in operating activities	-

Increase (Decrease) in cash	-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes to the financial statements are an integral part of these financial statements.

- F6 -

ACASYS CAPITAL, Inc.

Notes to the financial statements

Note 1 - Organization and Description of Business

Acasys Capital, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on May 22, 2017 with the name Acasys Capital, Inc.

The Company has elected June 30th as its fiscal year end.

The Company is an early stage Company that intends to provide consulting services to small businesses wishing to go public on the OTC Marketplace, with a secondary focus on investments.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at June 30, 2017 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at June 30, 2017.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of June 30, 2017 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

- F7 -

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2017. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of June 30, 2017.

The Company’s stock based compensation for the period ended June 30, 2017 was $49,800.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

- F8 -

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital and loans to the Company. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of June 30, 2017, the Company has incurred a net loss of $67,920 which resulted in a net operating loss carryforward of $18,120 for income tax purposes. NOLs begin expiring in 2037. The loss results in a deferred tax asset of approximately $6,342 at the effective statutory rate of 35%. The deferred tax asset has been off-set by an equal valuation allowance.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of June 30, 2017.

Note 6 - Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 30,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding as of June 30, 2017.

Common Stock

The authorized common stock of the Company consists of 3,000,000,000 shares with a par value of $0.0001. There were 498,000,000 shares of common stock issued and outstanding as of June 30, 2017.

On June 12, 2017 498,000,000 shares of restricted common stock with a par value of $.0001 were issued to a combination of our officers, directors, and employees as well as three related party corporations. The shares were issued as founder’s shares and the Company recorded $49,800 as share-based compensation.

The Company did not have any potentially dilutive instruments as of June 30, 2017 and, thus, anti-dilution issues are not applicable.

Note 7 - Related-Party Transactions

Our executive offices are currently located at Unit 402 & 403 Galleria Corporate Center, EDSA Cor. Ortigas Avenue, Quezon City, 1110 Philippines. Our office space is provided to us rent free by British Cambridge College, a Philippines Company owned and controlled by our President, Hatadi Shapiro Supaat.

As of June 30, 2017 our president and director, Mr. Hatadi Shapiro Supaat, paid $11,000 in consulting fees. This payment by Mr. Hatadi Shapiro Supaat, on behalf of the company, is considered a contribution to the company and is reported as paid-in capital.

As of June 30, 2017, the principle director paid $105 for incorporation fees and $7,015 in professional fees. These payments by Mr. Hatadi Shapiro Supaat are considered loans to the company. These loans are not interest-bearing and are payable on demand.

All of our employees mentioned herein are unpaid and have provided us services of some kind relating to implementing our business plan or assisting in business activity. We have no formal employee agreements in place with our employees. They do not expect to be paid for their services provided thus far.

We have provided V Financial Group, LLC, limited power of attorney.

Note 8 - Subsequent Events

Hatadi Shapiro Supaat, President of the Company, paid $6,922 in expenses on behalf of the Company. This payment by Mr. Hatadi Shapiro Supaat is considered a loan to the company. The loan is non-interest-bearing and is payable on demand.

- F9 -

Acasys Capital, INC.

INDEX TO FINANCIAL STATEMENTS

Page

Balance Sheet as of March 31, 2018 (Unaudited) and June 30, 2017	F11

Statement of Operations For the Nine Months Ended March 31, 2018 (Unaudited)	F12

Statement of Cash Flows For the Nine Months Ended March 31, 2018 (Unaudited)	F13

Notes to Financial Statements	F14

- F10 -

ACASYS CAPITAL, Inc.

BALANCE SHEETS

(UNAUDITED)

	March 31, 2018	June 30, 2017
ASSETS
Equity method investments	$16,689	$-
Property and equipment, net of depreciation	4,298	-
TOTAL ASSETS	$20,987	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$7,050	$-
Subscription payable for equity method investment	12,876	-
Loan from related party	33,036	7,120
Total current liabilities	52,962	7,120
TOTAL LIABILITIES	52,962	7,120

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock ($.0001 par value, 30,000,000 shares authorized; none issued and outstanding as of March 31, 2018 and June 30, 2017)	-	-
Common stock ($.0001 par value, 3,000,000,000 shares authorized, 498,000,000 shares issued and outstanding as of March 31, 2018 and June 30, 2017)	49,800	49,800
Additional paid in capital	11,000	11,000
Accumulated deficit	(92,775)	(67,920)
TOTAL STOCKHOLDERS’ DEFICIT	(31,975)	(7,120)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$20,987	-

The accompanying notes to the financial statements are an integral part of these unaudited financial statements.

- F11 -

ACASYS CAPITAL, Inc.

STATEMENT OF OPERATIONS

(UNAUDITED)

For the nine months ended March 31, 2018
Operating expenses:
General and administrative expenses	24,376
Total Operating expenses	24,376

Operating loss	(24,376)

Other income (expense): Loss from equity method investments	(479)
Total other expense	(479)

Net loss	(24,855)

Basic and Diluted Net profit per share of common stock	$(0.00)

Weighted average number of common shares outstanding – Basic and Diluted	498,000,000

 The accompanying notes to the financial statements are an integral part of these unaudited financial statements.

- F12 -

ACASYS CAPITAL, Inc.

STATEMENTS OF CASH FLOWS

(Unaudited)

For the nine months ended March 31, 2018

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(24,855)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from equity method investments	479
Expenses paid by related party	16,165
Depreciation expense	1,161
Changes in current assets and liabilities:
Accrued expenses	7,050
Net cash provided by operating activities	-

Increase (Decrease) in cash	-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH FINANCING TRANSACTIONS:
Purchase of equity method investment by related party	$17,168
Subscription payable	12,876
Purchases of property and equipment by related party	5,459

The accompanying notes to the financial statements are an integral part of these financial statements.

- F13 -

ACASYS CAPITAL, Inc.

Notes to the financial statements

Note 1 – Organization and Description of Business

Acasys Capital, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on May 18, 2017 with the name Acasys Capital, Inc.

The Company has elected June 30th as its fiscal year end.

The Company is an early stage Company that intends to provide consulting services to small businesses wishing to go public on the OTC Marketplace, with a secondary focus on investments.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Property, Plant and Equipment

The Company has purchased furnishings and equipment considered to have a useful life of at least three years. The Company will account for the depreciation of the assets using the straight line method of depreciation and based on our best estimate of the useful life of the assets. Depreciation expense was $1,161 as of March 31, 2018.

Variable Interest Entity

The Company holds common shares in an entity that is exposed to the variability generated from the entity’s operations. The common shares held by the Company participates in the profits and losses of the business of the entity and, therefore, the Company has a variable interest in the variable interest entity, in accordance with the guidance in ASC 810-10-55-22 which states, “Equity investments in a VIE are variable interests to the extent they are at risk. (Equity investments at risk are described in paragraph 810-10-15-14.)”

Equity Method Investments

The Company accounts for its 35% owned corporation using the equity method of accounting. The Company records its share of the earnings (loss) in the statements of operations, and the carrying value of the corporation is recorded in the balance sheets.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

- F14 -

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at March 31, 2018 and June 30, 2017 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2018.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of March 31, 2018 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- F15 -

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of March 31, 2018.

The Company’s stock based compensation for the periods ended March 31, 2018 and June 30, 2017 was $0 and $49,800, respectively.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

- F16 -

Note 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established sufficient revenue to cover its operating costs. However, on December 15, 2017, the Company entered into an agreement to provide consulting services to one client, DLX Holdings, Inc., with a start date of December 15, 2017. Management expects the Company to post revenue for consulting services during the next reporting period. Management plans to fund operating expenses with related party contributions to capital and loans to the Company until sufficient cash is received for its consulting services and/or its outside investments become profitable. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

 Note 4 – Equity Method Investments

The Company has an interest in Senergy Power and Technology, Inc. (Senergy), a Philippine corporation. Senergy was incorporated October 11, 2017 to promote and undertake research development, utilization, manufacture, generation, sale, marketing, transmission, distribution and commercial application of new, renewable conventional and environment-friendly energy sources. The investment is accounted for using the equity method and represents a 35% ownership in the corporation (see Note 8). Condensed and unaudited financial information for Senergy is as follow:

For the period October 11, 2017 (inception) to March 31, 2018

Revenues	$-
Gross profit(loss)	$-
Net loss	$(1,368)

On September 21, 2017, the Company entered into an agreement to purchase 875,000 subscription shares in a company, incorporated in the Philippines, named Senergy Power and Technologies, Inc. (Senergy). The principal director of the Company, Mr. Hatadi Shapiro Supaat, paid for 218,750 shares on behalf of the Company, totaling $4,292, on the date of the agreement. The payment for the remaining 656,250 is listed as a subscription payable of $12,876 as of March 31, 2018. After an analysis was performed, the Company deems Senergy to be a Variable Interest Entity but the Company is not the primary beneficiary. The investment asset price at PHP 875,000 converts to approximately $17,168 and represents a 35% stake in Senergy At March 31, 2018, Senergy had recorded a net loss of 71,400 PHP. The Company’s 35% portion of the net loss in U.S. dollars, approximately $479, was recorded as a reduction in the investment asset. The investment asset was valued at approximately $16,689 at March 31, 2018. At March 31, 2018, the Company’s maximum exposure to loss as a result of its involvement with Senergy was $17,168.

- F17 -

Note 5 – Fixed Assets

During the nine month period ended March 31, 2018, the Company purchased office furniture and equipment totaling $5,459.  The Company will be depreciating the furnishings and equipment calculated on date of acquisition using the straight-line method over 3 years, considered to be the useful life of the assets.

Note 6 – Related-Party Transactions

Loan from related party

During the nine months ended March 31, 2018, the principal director paid $5,459 for fixed assets and $16,165 for operating expenses, (primarily filing fees and professional fees), and $4,292 for subscription shares, totaling approximately $25,916. These payments by Mr. Hatadi Shapiro Supaat are considered loans to the company. At March 31, 2018, a total of $33,036 was owed to Mr. Supaat. These loans are not interest-bearing, unsecured and are payable on demand.

Equity Method Investments

On September 21, 2017, the Company entered into an agreement to purchase 875,000 subscription shares in a company, incorporated in the Philippines, named Senergy Power and Technologies, Inc. Our principal director, Mr. Hatadi Shapiro Supaat, is an incorporator, director and shareholder of Senergy Power and Technologies, Inc. (See Note 4).

Office Space

Our executive offices are currently located at Unit 402 & 403 Galleria Corporate Center, EDSA Cor. Ortigas Avenue, Quezon City, 1110 Philippines. Our office space is provided to us rent free by British Cambridge College, a Philippines Company owned and controlled by our President, Hatadi Shapiro Supaat.

Note 7 – Subsequent Events

In April and May 2018, our principal director paid approximately $7,500 in expenses on behalf of the Company. These loans to the company consisted primarily of payments of professional fees. These loans are not interest-bearing, unsecured and are payable on demand.

- F18 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$74.35
Auditor Fees	$6,000.00
Legal Fees	$2,500.00
EDGAR fees	$21,000.00
Transfer Agent Fees	$2,000.00
TOTAL	$31,574.35

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Acasys Capital, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Acasys Capital, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On June 12, 2017 Hatadi Shapiro Supaat was issued 303,800,000 shares, Teodoro Garcia Bondoc Jr. was issued 2,000,000 shares, Eduardo F. Sta. Agueda II was issued 2,000,000 shares, Leila V. Soriano was issued 200,000 shares, So Young Kim was issued 10,000,000 shares, Dr. Eduardo C. Cabantog was issued 30,000,000 shares, Goh Ai Ching was issued 10,000,000 shares, Andrea Zaggia was issued 10,000,000 shares, Acasys Development Inc. was issued 50,000,000 shares, British Cambridge College Inc. was issued 30,000,000 shares and Servebank Financial Inc. was issued 50,000,000 shares. All of the shares issued above are restricted common stock with a par value of .0001 per share.

The above stock issuances were issued as founder shares. No monies were paid for the shares. No public offering was made pursuant to the above share issuances. The aforementioned shares were issued under Rule 4(a)(2) of the Securities Exchange Act of 1933.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on May 22, 2017 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Agreement with BRICO (1)
10.2	Agreement with Senergy (1)
10.3	Agreement with DLX Holdings (1)
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 ;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Quezon City, Philippines on July 13, 2018.

Acasys Capital, Inc.

By: /s/ Hatadi Shapiro Supaat
Name: Hatadi Shapiro Supaat
Title: President, Chairman of the Board of Directors Date: July 13, 2018

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Hatadi Shapiro Supaat  Signature: /s/ Hatadi Shapiro Supaat  Title: President, Chairman of the Board of Directors  Date: July 13, 2018

Name: Teodoro G. Bondoc Jr.  Signature: /s/ Teodoro G. Bondoc Jr.  Title: Chief Executive Officer and Director (Principal Executive Officer) Date: July 13, 2018

Name: Eduardo F. Sta. Agueda II  Signature: /s/ Eduardo F. Sta. Agueda II.  Title: Chief Operations Officer and Director Date: July 13, 2018

Name: Leila V. Soriano Signature: /s/ Leila V. Soriano  Title: Chief Compliance Manager and Director Date: July 13, 2018

Name: Joseph Lemuel L. Manzano Signature: /s/ Joseph Lemuel L. Manzano  Title: Chief Accounting Officer Date: July 13, 2018